UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 29, 2005

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28774	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300
Sausalito, California 94965

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 275-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a) On November 22, 2005, the registrant received notice from the NASDAQ Stock Market (“NASDAQ”) that its common stock will be delisted from NASDAQ effective with the open of business on Thursday, December 1, 2005, as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (the “Third Quarter 2005 Form 10-Q”) as required by NASDAQ Marketplace Rule 4310(c)(14).

The Company previously issued a Press Release announcing the Company was not yet ready to file its Form 10-Q for the quarter ended September 30, 2005.  Consequently, the Company’s NASDAQ ticker symbol was changed to WLFCE on November 25, 2005.

On November 29, 2005, the registrant notified NASDAQ that the Third Quarter 2005 Form 10-Q was filed.  On November 29, 2005, the registrant received notice from the NASDAQ that based upon the registrant’s filing of the Third Quarter 2005 Form 10-Q, the NASDAQ Staff has determined that the registrant is in compliance with Marketplace Rule 4310(e)(14).  Consequently, the NASDAQ has closed the matter and the registrant’s NASDAQ ticker symbol will be changed to WLFC at the opening of business on December 1, 2005

On November 29, 2005, the Company issued a press release announcing its receipt of the notice from the NASDAQ Staff.  A copy of the Company’s press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference

Item 9.01 Financial Statements & Exhibits

Exhibit No.	Description

99.1	Press Release issued November 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of November 29, 2005.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Monica J. Burke
Monica J. Burke
Executive Vice President and
Chief Financial Officer